Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and

Stockholders of Aqua Metals, Inc. and Subsidiaries:

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-211810, 333-218709, 333-220171, 333-232148 and 333-248112) and Form S-3 (Nos. 333-212808, 333-213501, 333-216250, 333-231355 and 333-235238) of Aqua Metals, Inc. of our report dated March 9, 2023 relating to the consolidated financial statements appearing in this Form 10-K for the year ended December 31, 2022.

/s/ Armanino LLP

San Ramon, CA

March 9, 2023